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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 30, 2003

New World Restaurant Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27148	13-3690261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1687 Cole Boulevard
Golden, Colorado 80401
(Address of Principal Executive Offices) (Zip Code)

(303) 568-8000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

        On December 30, 2003, the Company executed an amendment to the Loan and Security Agreement with AmSouth Capital Corp, which was dated July 8, 2003. The purpose of the amendment was to clarify certain ambiguities in the original agreement along with technical corrections. The amendment is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)
EXHIBITS.

Exhibit	Description
99.1	Amendment Agreement dated December 30, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW WORLD RESTAURANT GROUP, INC.
By:	/s/ RICHARD P. DUTKIEWICZ Name: Richard P. Dutkiewicz Title: Chief Financial Officer

Date: January 5, 2004

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  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES